SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       June 10, 2005
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                           ENZON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                     0-12957                22-2372868
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(State or other jurisdiction     (Commission file       (IRS Identification No.)
       of incorporation)               Number)



    685 Route 202/206, Bridgewater, New Jersey                   08807
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     (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code          (908) 541-8600
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 10, 2005, Enzon Pharmaceuticals, Inc. ("Enzon" or the "Company") announced the appointment of Craig Tooman to the position of Executive Vice President Finance and Chief Financial Officer. Since January 2005, Mr. Tooman had served as the Company's Executive Vice President of Strategic Planning and Corporate Communications. In Mr. Tooman's broadened role, he will oversee all financial aspects of Enzon, in addition to the Company's public relations, investor relations, and strategic planning functions.

Prior to joining Enzon, from 2002 to 2005, Mr. Tooman served as Senior Vice President of Strategic Planning and Corporate Communications for Ilex Oncology, Inc. At Ilex, Mr. Tooman oversaw the creation of Ilex's first comprehensive strategic plan. Mr. Tooman was also responsible for managing Ilex's investment banking relationships, including playing a critical role in the merger of Ilex and Genzyme, a $1 billion transaction.

Before joining Ilex, Mr. Tooman worked at Pharmacia Corporation where he most recently served as Vice President of Investor Relations from 2000 to 2001. In this role, he was responsible for global investor relations activities and spearheaded communications with the financial community on the Pharmacia and Upjohn/Monsanto merger. Additionally, under his leadership the Investor Relations unit of Pharmacia won four of the largest awards of distinction in Investor and Public Relations. Previously, Mr. Tooman served in various management posts at Pharmacia & Upjohn, including Assistant Vice President of Investor Relations from 1999 to 2000 and Worldwide Director of Investor Relations from 1998 to 1999. Prior to the merger of Pharmacia and Upjohn, Mr. Tooman held various management positions for the Upjohn Company, including assignments in Europe and Japan.

The Company previously disclosed the material terms of Mr. Tooman's employment agreement in a Form 8-K filed with the Securities and Exchange Commission on January 11, 2005 which is hereby incorporated by reference into this Item 5.02. In connection with Mr. Tooman's appointment as the Company's Chief Financial Officer, his base salary was increased to $365,000 per year and he was granted an option to purchase 50,000 shares of Enzon Common Stock at a per share exercise price of $5.73 (the last reported sale price of Enzon's common stock on June 10, 2005). The option will vest and become exercisable as to 12,500 shares on each of the first four anniversaries of the date of grant, provided Mr. Tooman remains employed on each such date.

On June 13, 2005, Enzon issued a press release announcing the appointment, which is attached to this current report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.      Description

99.1             Press Release dated June 13, 2005

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 13, 2005


                                                By: /s/ Jeffrey H. Buchalter
                                                    ------------------------
                                                    Jeffrey H. Buchalter
                                                    Chairman and Chief Executive
                                                    Officer